UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PROLONG INTERNATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROLONG INTERNATIONAL CORPORATION

6 Thomas

Irvine, California 92618

November 12, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Prolong International Corporation (the “Company”) to be held at 10:00 A.M. on Wednesday, December 8, 2004 at the Company’s Headquarters, located at 6 Thomas, Irvine, California 92618.

At the Annual Meeting you will be asked to elect two directors of the Company, and to ratify the appointment of Haskell & White LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders. We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting.

However, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

Elton Alderman

President, Chief Executive Officer and

Chairman of the Board of Directors

PROLONG INTERNATIONAL CORPORATION

6 Thomas

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 8, 2004

TO THE STOCKHOLDERS OF PROLONG INTERNATIONAL CORPORATION:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Prolong International Corporation (the “Company”) will be held at 10:00 A.M. on Wednesday, December 8, 2004 at the Company’s Headquarters, located at 6 Thomas, Irvine, California 92618, for the following purposes as more fully described in the accompanying Proxy Statement:

(1) To elect two (2) Class III directors to serve until the 2007 Annual Meeting of Stockholders;

(2) To ratify the appointment of Haskell & White LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on November 1, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By Order of the Board of Directors

Thomas C. Billstein

Secretary

Irvine, California

November 12, 2004

Please sign and return the enclosed proxy promptly

PROLONG INTERNATIONAL CORPORATION

6 Thomas

Irvine, California 92618

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 8, 2004

This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the “Common Stock”), of Prolong International Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, December 8, 2004 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. No director intends to oppose any of the matters to be acted upon at the Annual Meeting as set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters, which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about November 12, 2004 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Attendance and voting at the Annual Meeting in and of itself will not constitute a valid revocation of a proxy. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date and Voting Rights

Only stockholders of record at the close of business on November 1, 2004 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On November 1, 2004, there were 29,900,848 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on Proposal Nos. 1 and 2 is discussed under each respective Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 1, 2004 by (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers and (iv) all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Class
St. Cloud Capital Partners, LP	4,885,492	(3)	14.0%
Elton Alderman	4,206,600	(4)	13.9%
Carol A. Auld	3,434,399	(5)	11.5%
Thomas C. Billstein	1,649,300	(6)	5.5%
Nicolaas M. Rosier	180,000	(7)	*
Richard L. McDermott	79,500	(8)	*
Anthony J. Azavedo	10,000		*
Cary S. Fitchey	4,885,492	(9)	14.0%
Robert Lautz	—		—
William A. Carlson	—		—
All officers and directors as a group (8 persons) (10)	11,010,892	(11)	31.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of such beneficial owner is the Company’s principal executive offices, 6 Thomas, Irvine, California 92618.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of October 1, 2004, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Consists of shares of Common Stock subject to a warrant exercisable within 60 days of October 1, 2004. The address of St. Cloud Capital Partners, LP is 10866 Wilshire Boulevard, Suite 1450, Los Angeles, California 90024.
(4)	Includes 310,000 shares of Common Stock subject to options exercisable within 60 days of October 1, 2004. Excludes 1,500,000 shares subject to an Option Agreement with Carol Auld TTEE U/A DTD 5/13/99 pursuant to which, prior to December 31, 2004, Mr. Alderman may purchase some or all of such shares at an exercise price of $1.00 per share.
(5)	Carol Auld obtained beneficial ownership of 3,434,399 shares following the death of her husband, Edwin C. Auld Jr., on February 8, 1996 and as a result of the subsequent settlement of his estate. Includes 1,500,000 shares subject to an Option Agreement with Elton Alderman pursuant to which, prior to December 31, 2004, Mr. Alderman may purchase some or all of such shares at an exercise price of $1.00 per share.
(6)	Includes 145,000 shares of Common Stock subject to options exercisable within 60 days of October 1, 2004.
(7)	Includes 155,000 shares of Common Stock subject to options exercisable within 60 days of October 1, 2004.

(8)	Consists of 70,000 and 9,500 shares of Common Stock subject to options and warrants, respectively, exercisable within 60 days of October 1, 2004.
(9)	Consists of shares of Common Stock subject to warrants exercisable within 60 days of October 1, 2004 held by St. Cloud Capital Partners, L.P. (“St. Cloud”). Mr. Fitchey is the senior manager of SCGP, LLC, which is the general partner of St. Cloud and, as a result may be deemed to be the beneficial owner of such shares. Mr. Fitchey disclaims beneficial ownership of such shares.
(10)	Includes shares held by Messrs. Alderman, Billstein, Rosier, McDermott, Azavedo, Fitchey, Lautz and Carlson.
(11)	Includes 5,574,992 shares of Common Stock subject to options and warrants exercisable within 60 days of October 1, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Restated Bylaws (the “Bylaws”) provide that the members of the Company’s Board of Directors be divided into three classes serving staggered three-year terms, designated Class I, Class II and Class III, respectively. Nevada law requires that at least one-fourth (1/4) of the Board of Directors be elected annually. At each Annual Meeting, directors shall be elected for a three-year term to succeed the directors of the class whose terms then expire.

Pursuant to Nevada law and the Company’s Bylaws, the number of directors constituting each class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. The Company’s Bylaws provide that the aggregate number of directors shall be no less than three nor more than nine. Currently, the Board of Directors has authorized two directors in class I and III and three directors in class II, or a total of seven directors. At the 2004 Annual Meeting, two Class III directors, will be elected to hold office for three-year terms expiring at the 2007 Annual Meeting.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the nominee named below. The five remaining directors will continue in office in accordance with their previous elections until the expirations of the terms of the classes at the 2005 and 2006 Annual Meetings, as the case may be.

The nominees have indicated that they are willing and able to serve as directors, if elected. If the nominees become unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominated for Class III

(Directors continuing in office with a term expiring in 2007)

Name	Age	Director Since
Elton Alderman	66	1995
William A. Carlson	56	—

Elton Alderman has served as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its reorganization in June 1995. Since December 1998, Mr. Alderman has served as a director of Prolong International Holdings Ltd. and Prolong International Ltd. From October 1993 to the present, Mr. Alderman has also served as a director, President and Chief Executive Officer of PSL, the Company’s wholly-owned operating subsidiary. Prior to joining PSL, Mr. Alderman served as the President and Chief Executive Officer of EPL Pro-Long, Inc., the former holder of the patent for the Company’s AFMT formula, from July 1988 until October 1993.

William A. Carlson, Vice President of Sales, manages all domestic sales activities and major account relationships including the premier automotive aftermarket chain stores in the United States. He obtained a Bachelors Degree in Economics from Ball State and his MBA from Wharton and has over 25 years experience in the automotive aftermarket Mr. Carlson was formerly with General Motors and AC Delco in executive positions. Prior to joining Prolong Super Lubricants he successfully ran his own companies including Corporate Sports

Marketing, started in 1992, which coordinated sponsorship programs between NASCAR and major corporations such as K-Mart and Little Caesars Pizza. In 1997 he created and continues to run The California Racing Experience which educates the non-professional in NASCAR type driving.

Biographical Information For Directors Continuing In Office

Set forth below is biographical information for each of the other directors of the Company whose present terms of office will continue after the 2004 Annual Meeting.

Class I

(Directors continuing in office with a term expiring in 2005)

Name	Age	Director Since
Cary S. Fitchey	51	2004
Richard L. McDermott	57	2001

Cary S. Fitchey was appointed as a director of the Company on March 16, 2004. Mr. Fitchey is a Senior Managing Director of St. Cloud Capital Partners, L.P., a Managing Partner of FG II Ventures, and Chairman of European Capital Ventures, plc. Mr. Fitchey was a partner with Dartford Partnership whose portfolio included Duncan Hines, Log Cabin and Mrs. Paul’s (the food portfolio was taken public in 1998 as Aurora Foods). Prior to joining Dartford, Mr. Fitchey was the Managing Director of Triad Partners, Ltd. Mr. Fitchey was also an executive for PepsiCo and a partner with A.T. Kearney and Strategic Planning Associates. He is a member of various boards including Sweet Candy, LLC, Digital Video Systems, Inc., and European Capital Ventures, plc. Mr. Fitchey earned an MBA from the University of Michigan and a BSIM from Purdue University.

Richard L. McDermott has served as a director since April 2001. Mr. McDermott has been the President of RLM Properties/RLM Realty since 1975 where he is engaged in consulting with real estate owners in the planning, processing, management, sale and leasing of commercial, industrial and residential real estate properties and land development. Mr. McDermott has been a consultant to the Orange County Transit Authority on real property issues. From 1995 through 1999 Mr. McDermott was the owner and President of Western Maintenance Services, Inc., which provided maintenance, and janitorial services for commercial office buildings in Southern California. Mr. McDermott is a licensed real estate broker in California. Mr. McDermott graduated from the University of Southern California with a Bachelor of Arts degree in 1969 and a Master of Business Administration degree in 1972.

Class II

(Directors nominated for office with a term expiring in 2006)

Name	Age	Director Since
Anthony J. Azavedo	61	2003
Thomas C. Billstein	52	1995
Robert W. Lautz	55	2004

Anthony J. Azavedo was appointed as a member of the Company’s Board of Directors on May 31, 2003. Mr. Azavedo is a certified public accountant and financial advisor and has been engaged in private practice supervising accounting and tax matters for businesses and sole proprietors in Orange County for the past twenty-five years. An entrepreneur, Mr. Azavedo has built his accounting and tax practice to include several hundred clients over the past twenty-five years in Irvine. Mr. Azavedo has helped to promote the growth of his clients businesses, and has been engaged in facilitating the importation of business equipment from foreign companies into the U.S.

Thomas C. Billstein has served as a director of the Company since its reorganization in June 1995. Since December 1998, Mr. Billstein has served as a director of Prolong International Holdings Ltd. and Prolong International Ltd. Mr. Billstein has also served as the Company’s Vice President and Secretary since February 1996, and the Company’s Chief Operating Officer since April 1, 2000. From October 1993 to the present, Mr. Billstein has also served as a director of PSL, and has served as PSL’s Secretary since February 1996. Prior to joining PSL, Mr. Billstein served as an independent financial and legal consultant to EPL Pro-Long, Inc. from August 1992 until October 1993. Mr. Billstein holds a Bachelor of Science degree in Business Administration with an emphasis in Finance-Investments from California State University, Long Beach. Mr. Billstein attended Whittier College School of Law, where he was awarded the American Jurisprudence Award for Agency Law and graduated with a Juris Doctorate degree in 1978. Mr. Billstein is a member of the State Bar of California.

Robert W. Lautz was appointed as a director of the Company on March 16, 2004. Mr. Lautz is a Managing Director of St. Cloud Capital Partners, L.P. Mr. Lautz is also Chairman of REO.com and serves as an advisor to various associated companies. Mr. Lautz was formally the CEO of ListingLink. Mr. Lautz formed and was Chairman and CEO of Indenet (now Enterprise Software). Mr. Lautz also owned and operated Peerless Capital, a venture capital business. Mr. Lautz began his career with Citibank’s Operating Group as the Senior Financial Officer. Mr. Lautz earned a Master’s degree from the American Graduate School of International Management (Thunderbird), and a BS in Business Administration from Miami University in Oxford, Ohio.

Committees and Meetings of the Board of Directors

The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2003, each Board member attended 75% of more of the aggregate of the meetings of the Board and of the committees on which he served and, held during the period for which he was a director or committee member, respectively. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee meets with the Company’s independent auditors to prepare for and to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During 2003, the Audit Committee consisted of Mr. McDermott, Mr. Azavedo and Mr. Solomon. Each member of the Audit Committee satisfies the independence standards as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of the American Stock Exchange. The Audit Committee met four times during 2003 to discuss the annual audit and the quarterly reviews with the Company’s independent auditors. The Audit Committee operates under a written charter, which is attached to this Proxy Statement as Appendix A.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During 2003, the Compensation Committee consisted of Mr. McDermott and Mr. Azavedo. The Compensation Committee met one time during 2003.

The Nominating Committee’s primary purpose is to identify and screen candidates for membership on the Company’s Board of Directors. During 2003, the Nominating Committee consisted of Mr. Alderman and Mr. Billstein. In 2004, the Board reconstituted the Nominating Committee and appointed Messrs. Azavedo, Fitchey, Lautz and McDermott to the Nominating Committee in lieu of Messrs. Alderman and Billstein. As reconstituted, the members of the Nominating Committee satisfy the independence standards of the American Stock Exchange. The Nominating Committee does not currently operate under a written charter. The Nominating Committee met one time during 2003.

In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including their level of participation and the quality of their performance. In the case of new director nominees, the Nominating Committee discussed the qualification of the candidates, does reference checks and conducts interviews with the candidate. The members of the Nominating Committee nominate those individuals that best suit the Board’s needs. The Nominating committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. Each of the nominees for director is either standing for reelection or is an executive officer of the Company. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

The Nominating Committee believes that nominees for director must meet certain minimum qualifications, including:

•	having the ability to work well with others;

•	having business or other experience that is of particular relevance to the Company;

•	having the highest character and integrity;

•	having sufficient time available to devote to the affairs of the Company; and

•	being free of any conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

The Nominating Committee with consider stockholder recommendations for directors sent to the Nominating Committee, c/o Corporate Secretary, Prolong International Corporation, 6 Thomas, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934 had the nominee been nominated to intended to be nominated by the Board of Directors, and (5) the consent of the recommended nominee to serve as a director of the company if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. The notice containing the nomination must be received by the Company not less than 7 days prior to the annual or special meeting of stockholders.

Directors’ Compensation

The Company’s outside directors receive monthly cash compensation of $1,500 each, and may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. The Company’s employee directors do not receive any additional compensation other than as set forth in the Executive Compensation disclosure below.

Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to the Board. Stockholders can send communications to the Board, or an individual director, by sending a written communication to: Prolong International Corporation, Inc., 6 Thomas, Irvine, California 92618, Attn: Secretary. All communications sent to this address are sent to the specific Board members identified in the communication or if no Board members are identified the communication is delivered to the Chairman of the Board. The Company’s directors generally attended the Company’s annual meeting. All five of the then current directors attended the Company’s Annual Meeting in 2003.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominees will not be reduced by such action.

EXECUTIVE OFFICERS

The following table and biographical summaries set forth, with respect to each of the Company’s executive officers, his age, position or positions with the Company, the period during which he has served as such and his principal occupations or employment during at least the past five years. The executive officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
Elton Alderman	66	President and Chief Executive Officer

Thomas C. Billstein	52	Chief Operating Officer and Secretary

Nicolaas M. Rosier	59	Chief Financial Officer

Biographical summaries regarding Messrs. Alderman and Billstein have been presented earlier.

Nicolaas M. Rosier has served as Chief Financial Officer of the Company and PSL since July 1997. From March 1997 through June 1997, Mr. Rosier served as the Controller of PSL. For the four-year period prior to his joining PSL, Mr. Rosier was the Controller and Financial Accounting Manager of two divisions for DePUY, Inc., a major public manufacturing company in the global orthopedic industry. Prior to that position, Mr. Rosier was the Controller/Director of Finance for thirteen years for Adams Rite Manufacturing Company, a privately owned manufacturer of locks and automotive equipment. Mr. Rosier holds a Bachelors degree in accounting and finance from H.B.S. in Holland.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation paid in each of the years ended December 31, 2003, 2002 and 2001 to the Company’s Chief Executive Officer and the Company’s other executive officers whose salary and bonus exceed $100,000 during the year ended December 31, 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long Term Compensation		All Other Compensation ($)
		Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Option Grants (#)
Elton Alderman President and Chief Executive Officer	2003 2002 2001	166,902 184,529 176,835	— — —	— — —	— 500,000 —	— — —
Thomas C. Billstein Chief Operating Officer and Secretary	2003 2002 2001	133,562 147,656 149,138	— — —	— — —	— 200,000 —	— — —
Nicolaas M. Rosier Chief Financial Officer	2003 2002 2001	100,607 105,820 100,588	— — —	— — —	— 150,000 —	— — —

Option Grants in Last Fiscal Year

The Company did not grant any stock options to the Named Executive Officers during fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercises during the fiscal year ended December 31, 2003 by each of the Named Executive Officers:

Name	Shares Acquired on Exercise #	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Elton Alderman	—	—	170,000	390,000	33,750	101,250
Thomas C. Billstein	—	—	83,750	161,250	14,000	42,000
Nicolaas M. Rosier	—	—	106,250	123,750	10,500	31,500

(1)	Value is based on the closing sales price for the Common Stock as reported on the American Stock Exchange on December 31, 2003 (the “Fair Market Value”) minus the exercise price or base price of “in-the-money” options. The Fair Market Value of the Common Stock as of December 31, 2003 was $0.38 per share.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

On January 21, 2000, the Company entered into an employment agreement with Mr. Alderman for an initial term of 5 years with automatic renewal for successive five-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $180,000 (with minimum annual increases in the base salary of 10%), an incentive bonus determined in accordance with the Company’s incentive compensation plan, an automobile allowance of up to $1,000 per month and certain other incentives set forth therein. Upon termination of Mr. Alderman’s employment agreement by the Company for reason other than “cause,” as defined in the employment agreement, or by Mr. Alderman for “good reason,” as defined in the employment agreement, Mr. Alderman will be entitled to receive, as severance pay, an amount equal to Mr. Alderman’s current monthly salary multiplied by thirty-six months, plus the payment of certain additional benefits, such as health insurance, for a period of twelve months. Severance pay shall be made fifty percent (50%) in one lump sum with the balance payable in equal installments over a twelve-month period following termination. Mr. Alderman’s employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

On January 21, 2000, the Company entered into an employment agreement with Mr. Billstein for an initial term of 4 years with automatic renewal for successive four-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $143,000 (with minimum annual increases in the base salary of 5%), an incentive bonus determined in accordance with the Company’s incentive compensation plan, an automobile allowance of up to $1,000 per month and certain other incentives set forth therein. Upon termination of Mr. Billstein’s employment agreement by the Company for reason other than “cause,” as defined in the employment agreement, or by Mr. Billstein for “good reason,” as defined in the employment agreement, Mr. Billstein will be entitled to receive, as severance pay, an amount equal to Mr. Billstein’s current monthly salary multiplied by twenty-four months, plus the payment of certain additional benefits, such as health insurance, for a period of twelve months. Severance pay shall be made fifty percent (50%) in one lump sum with the balance payable in equal installments over a twelve-month period following termination. Mr. Billstein’s employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

On June 1, 2000, the Company entered into an employment agreement with Mr. Rosier for an initial term of 3 years with automatic renewal for successive one-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $100,000 (with minimum annual increases in the base salary of 5%), an incentive bonus determined in accordance with the Company’s incentive compensation plan, an automobile allowance of up to $400 per month and certain other incentives set forth therein. Upon termination of Mr. Rosier’s employment agreement by the Company for reason other than “cause,” as defined in the employment agreement, or by Mr. Rosier for “good reason,” as defined in the employment agreement, Mr. Rosier will be entitled to receive, as severance pay, an amount equal to Mr. Rosier’s current monthly salary multiplied by six months, plus the payment of certain additional benefits, such as health insurance, for a period of six months. Mr. Rosier’s employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

CERTAIN TRANSACTIONS

Mr. Billstein, the Company’s Chief Operating Officer and Secretary, has an outstanding balance to the Company as of December 31, 2003 in the amount of $61,837, for past advances against his annual bonuses. There is no interest charged on these advances. During 2003, the largest amount of advances outstanding was $76,840. It is intended that such advances will be partially repaid to the Company during 2004. Any remaining balance on such advances will be offset against bonuses to be paid in fiscal 2005, if any at all. The advances are related to advances made to officers prior to 2002.

In November 2003, the Company completed a private placement involving the sale of $2,500,000 in aggregate principal amount of secured promissory notes of PSL and the issuance of warrants to purchase an aggregate of 5,957,918 shares of common stock of the Company for a purchase price of $0.06 per share to certain institutional investors. St. Cloud Capital Partners, L.P. purchased approximately $2,050,000 of the notes sold in the private placement and received a warrant to purchase 4,885,492 shares of common stock of PIC. The secured promissory notes bear interest at a rate of 8% per annum until June 30, 2004 and 14% per annum thereafter and are due and payable by PSL on November 28, 2008. PSL’s repayment obligations under the notes is secured by all of the Company’s and PSL’s assets.

Pursuant to an investor rights agreement entered into in connection with the private placement, St. Cloud is entitled to designate two members to the Company’s Board of Directors until the later of the repayment of the notes or such time as St. Cloud ceases to hold at least 2,442,746 shares of, or warrants to purchase, common stock. St. Cloud’s designees are currently Robert W. Lautz and Cary S. Fitchey. Additionally, the holders of the notes, including St. Cloud, are entitled to receive a quarterly royalty payment on the terms set forth in the securities purchase agreement, and related amendment thereto, pursuant to which the notes were issued.

Other than the related transactions disclosed above, the Company is not aware of any transactions or proposed transactions to which the Company or PSL was or is to be a party, in which any director, executive officer, nominee for election as a director, security holder or any member of the immediate family of the persons named above had or is to have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2003.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board of Directors has selected, Haskell & White LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and the Board of Directors recommends that stockholders vote for ratification of such appointment. Haskell & White LLP is registered with the Public Company Accounting Oversight Board (PCAOB). In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. If this proposal is not approved the Audit Committee shall reconsider the proposal and submit its recommendation to the Board of Directors.

Haskell & White LLP has audited the Company’s financial statements since its fiscal year ended December 31, 2001. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Pre-Approval Policies

The Audit Committee reviews and pre-approves all non-audit services to be performed by the Company’s independent auditors, Haskell & White LLP, subject to certain de minimus exceptions. Such pre-approval is on a project-by-project basis.

Audit Fees

The following table sets forth the aggregate fees billed to the Company by Haskell & White LLP for the fiscal years ended December 31, 2002 and December 31, 2003:

	December 31, 2002	December 31, 2003
Audit Fees (1)	$67,645	$84,380
Audit-Related Fees	—	—
Tax Fees (2)	16,240	12,150
All Other Fees	—	—

Total	$83,895	$96,530

(1)	Includes fees for professional services rendered for the audit of the Company’s annual financial statements and for review of the financial statements included in quarterly reports on Form 10-Q.
(2)	Includes fees for the preparation and filing of our annual corporate tax returns.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards established by the Public Company Accounting Oversight Board and to issue a report on the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm’s independence. The Audit Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors’ independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report to the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

                        Members of the Audit Committee

                        Richard L. McDermott

                        Anthony J. Azavedo

                        Richard E. Solomon

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

If the Company holds its 2005 annual meeting of stockholders on or about the same time as this year’s Annual Meeting, then any stockholder desiring to submit a proposal for action at the 2005 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than 120 calendar days before release of this proxy statement in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. However, if the Company holds its 2005 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s Annual Meeting, then a stockholder proposal must be received by the Company at its principal place of business in a reasonable amount of time prior to when the Company begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Under Rule 14a-4, as promulgated under the Securities Exchange Act of 1934, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2005 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement; thereafter, the Company will use its voting authority as described above.

OTHER MATTERS

The Company has enclosed with this Proxy Statement a copy of Form 10-K/A (Amendment No. 1) for the year ended December 31, 2003.

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.

By Order of the Board of Directors

Thomas C. Billstein

Secretary

Irvine, California

November 12, 2004

Appendix A

AUDIT COMMITTEE CHARTER

OF

PROLONG INTERNATIONAL CORPORATION

The Purpose of the Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the company’s financial statements. Management is responsible for (a) the preparation, presentation and integrity of the company’s financial statements; (b) accounting and financial reporting principles; and (c) the company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Membership

The Audit Committee shall be comprised of at least two directors determined by the Board of Directors to meet the independence requirements of Section 121A of The American Stock Exchange (“AMEX”) Company Guide and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, each as amended from time to time. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices in accordance with the AMEX requirements and at least one member shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission (the “Commission”), as amended from time to time. Appointment to the Audit Committee, including the designation of the Chair of the Audit Committee and the designation of any Audit Committee members as “Audit Committee Financial Experts” as determined by applicable federal laws, shall be made on an annual basis by the Board of Directors. If an Audit Committee Chair is not designated or present, the member of the Audit Committee may designate a Chair by a majority vote of the Audit Committee members.

Responsibilities

The Audit Committee shall:

•	Be directly responsible for the appointment, retention, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.

•	Obtain and review annually a report by the independent auditor describing the firm’s internal control over financial reporting procedures; any material issues raised by the most recent internal control over financial reporting review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Oversee independence of the independent auditors by:

•	receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the company consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board of Directors, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and the company or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

•	recommending, if necessary, that the Board of Directors take certain action to satisfy itself of the auditor’s independence.

•	Review and discuss with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

•	Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by the company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

•	Review with the independent auditor its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

•	Ensure that the independent auditor completes its audit partner rotation in conformance with applicable law.

•	Review and pre-approve all related-party transactions.

•	Discuss with management and the independent auditor quarterly earnings press releases, including any interim financial information included therein, reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year.

•	Review and discuss with management and the independent auditor various topics and events that may have significant financial impact on the company or that are the subject of discussions between management and the independent auditors.

•	Review and discuss with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Pre-approve all audit and non-audit services provided to the company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary or permissible under the rules promulgated by the Commission). The Audit Committee may, at its discretion, establish written policies and procedures for the pre-approval of audit and non-audit service engagement arrangements, provided the policies are detailed as to the particular service, the Audit Committee is informed of each service and the policies do not delegate the Audit Committee’s responsibilities to management.

•	Review and discuss with management and the independent auditor: (a) the adequacy and effectiveness of the company’s internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management); (b) the company’s internal audit procedures; and (c) the adequacy and effectiveness of the company’s disclosures controls and procedures, and management reports thereon.

•	Review annually with the management the scope of the internal audit program, and review annually the performance of both the company’s internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	Review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

•	Review matters related to the corporate compliance activities of the company, including the review of reports from any compliance committee or other related groups.

•	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls and procedures, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Establish policies for the hiring of employees and former employees of the independent auditor.

•	Publish the report of the Audit Committee required by the rules of the Commission to be included in the company’s annual proxy statement.

•	When appropriate, designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

•	Engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommend any changes to the Board of Directors.

•	Have the sole authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

•	Have the sole authority to determine appropriate funding for payment of (i) the compensation for any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (ii) the compensation for independent counsel and other advisors engaged by the Audit Committee from time to time and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	Meet at least once per quarter at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent auditor and management periodically. The Chairman of the Audit Committee shall report on Audit Committee activities to the Board of Directors.

The Chairman of the Audit Committee is to be contacted directly by the company’s outside legal counsel or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall responsibility of the Board of Directors that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

Compensation

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as determined by the Board of Directors.

Members of the Audit Committee (and their family member) may not receive any compensation, including fees for professional services, from the company except the fees that they receive for service as a member of the Board of Directors or any committee thereof and reasonable expense reimbursement.

PROXY

PROLONG INTERNATIONAL CORPORATION

Proxy Solicited by the Board of Directors

Annual Meeting of the Stockholders—December 8, 2004

The undersigned hereby nominates, constitutes and appoints Elton Alderman and Nicolaas M. Rosier, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PROLONG INTERNATIONAL CORPORATION which the undersigned is entitled to represent and vote at the 2004 Annual Meeting of Stockholders of the Company to be held at the Company’s Headquarters, 6 Thomas, Irvine, California 92618 on December 8, 2004, at 10:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Election of Directors

☐ FOR	☐ WITHHOLD AUTHORITY
all nominees listed below (except as marked to the contrary below)	to vote for all nominees listed below

Election of the following nominees to serve as directors:

Elton Alderman                                                    Class III

William A. Carlson                                              Class III

(Instructions:    To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	Ratification of Haskell & White LLP as independent auditors for the fiscal year ending December 31, 2004:

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF HASKELL & WHITE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Dated                                                              , 2004

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN

AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.